                                                                      EXHIBIT 21

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT

                           Discover Card Trust 1991 D
                     --------------------------------------

                                   CREDIT CARD

                            PASS-THROUGH CERTIFICATES
                     --------------------------------------


      Under the Pooling and Servicing Agreement dated as of Oct. 1, 1991 (the "Agreement") by and among Greenwood Trust Company (the "Servicer") , Discover Receivables Financing Group Inc and Wilmington Trust Company, as Trustee ,the Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the Trust during the previous month. The information which is required to be prepared with respect to the distribution of January 15, 1997 , and with respect to the performance of the Trust during the Due Period ended in December 31, 1996 ,is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Class A Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole.

     Information Regarding the Current Monthly Distribution (stated on the basis of $1,000 original principal amount).
-------------------------------------


1. The total  amount of the  distribution  to Class A Certificate-
   holders   on    January 15, 1997  , per  $1,000  interest .....
   ........................................... $        0.000000000

2. The total  amount of the  distribution  to Class B Certificate-
   holders  on     January 15, 1997  , per  $1,000  interest .....
   ........................................... $        0.000000000

3. The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Certificates , per
   $1,000 interest ........................... $        0.000000000

4. The amount of the distribution set forth in paragraph 2 above in respect of interest on the Class B Certificates , per
   $1,000 interest ........................... $        0.000000000

5. The amount of the distribution set forth in paragraph 1 above in respect of principal on the Class A Certificates , per
   $1,000 interest ........................... $        0.000000000

6. The amount of the distribution set forth in paragraph 2 above in respect of principal on the Class B Certificates , per
   $1,000 interest ........................... $        0.000000000


Information Regarding the Performance of the Trust.
-----------------------------------------------------

1. Collections of Receivables.
---------------------------------

  (a) The aggregate amount of Finance Charge Collections processed
      during the related Due Period .......... $       7,239,729.68

  (b) The  aggregate  amount  of  Principal Collections  processed
      during the related Due Period .......... $      83,941,069.83

  (c) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in
      respect of the Investor Certificates ... $       5,790,335.80

  (d) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in
      respect of the Investor Certificates ... $      67,136,067.65

  (e) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in
      respect of the Class A Certificates .... $       5,264,007.45

  (f) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in
      respect of the Class A Certificates .... $      61,033,551.87

  (g) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in
      respect of the Class B Certificates .... $         526,328.35

  (h) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in
      respect of the Class B Certificates .... $       6,102,515.78

  (i) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in
      respect of the Seller Certificate ...... $       1,449,393.88

  (j) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in
      respect of the Seller Certificate ...... $      16,805,002.18


2. Principal Receivables in the Trust;  Principal Funding Account.
--------------------------------------------------------------------

  (a) The aggregate amount of Principal Receivables in the Trust as of the end of the Due Period ended in December 31, 1996 (which reflects the Principal Receivables represented by the
      Seller Certificate  and the Investor Certificates) .........
      ........................................ $     507,368,190.84

  (b) The  amount  of  Principal  Receivables  in  the Trust  rep-
      resented  by   the  Class  A  Certificates   (the  "Class  A
      Interest") as of  the Due Period Ended in  December 31, 1996
      ........................................ $     350,000,000.00

  (c) The  amount  of  Principal  Receivables  in  the Trust  rep-
      resented  by   the  Class  B  Certificates   (the  "Class  B
      Interest") as of  the Due Period Ended in  December 31, 1996
      ........................................ $      35,000,000.00

  (d) The Class A Interest and the Class B Interest set forth in paragraph 2 (b) and 2 (c) above as a percentage of the aggregate amount of Principal Receivables set forth in
      paragraph 2 (a) above ..................                75.88%

  (e) The Class A Interest set forth in paragraph 2 (b) above as a percentage of the aggregate amount of Principal Receivables
      set forth in paragraph 2 (a) above .....                68.98%

  (f) The Class B Interest set forth in paragraph 2 (c) above as a percentage of the aggregate amount of Principal Receivables
      set forth in paragraph 2 (a) above .....                 6.90%

  (g) The Aggregate Invested Amount as of the end of the current
      Distribution Date ...................... $     385,000,000.00

  (h) The Invested Amount as of the end of the current
      Distribution Date with respect to the Class A
      Certificates ........................... $     350,000,000.00

  (i) The Invested Amount as of the end of the current
      Distribution Date with respect to the Class B
      Certificates ........................... $      35,000,000.00

  (j) The total amount to be deposited into the Principal
      Funding Account in respect of Principal Collections
      on such Distribution Date .............. $               0.00

  (k) The amount of the deposit referred to in paragraph 2(j)
      which was allocated in respect of the Class A
      Certificates ........................... $               0.00

  (l) The amount of the deposit referred to in paragraph 2(j)
      into the Principal Funding Account on such Distribtion
      Date which was allocated in respect of the Class B
      Certificates ........................... $               0.00

  (m) The total amount on deposit in the Principal Funding
      Account on such Distribution Date
      (after giving effect to the deposit referred to in
      paragraph 2(j) ......................... $               0.00

  (n) The total amount on deposit in the Principal Funding
      Account on such Distribution Date for the benefit
      of the Class A Certificates
      (after giving effect to the deposit referred to in
      paragraph 2(k) ......................... $               0.00

  (o) The total amount on deposit in the Principal Funding
      Account on such Distribution Date for the benefit
      of the Class B Certificates
      (after giving effect to the deposit referred to in
      paragraph 2(l) ......................... $               0.00

  (p) The total amount of Investment Income since the last
      Distribution Date ...................... $               0.00

  (q) The total amount of Investment Income since the last
      Distribution Date in respect of the Class A
      Certificates ........................... $               0.00

  (r) The total amount of Investment Income since the last
      Distribution Date in respect of the Class B
      Certificates ........................... $               0.00

  (s) The Deficit Accumulation Amount (after giving effect to
      the deposit referred in paragraph 2(j)...$               0.00


3. Interest Funding Account.
-------------------

  (a) The total amount to be deposited into the Interest
      Funding Account in respect of Certificate Interest on
      such Distribution Date ................. $       2,577,604.16

  (b) The amount of Certificate Interest to be deposited into the Interest Funding Account on such Distribtion Date in respect of the Class A
      Certificates ........................... $       2,333,333.33

  (c) The amount of Certificate Interest to be deposited into the Interest Funding Account on such Distribtion Date in respect of the Class B
      Certificates ........................... $         244,270.83

  (d) The total amount on deposit in the Interest Funding
      Account in respect of Certificate Interest on such
      Distribution Date  (after giving effect to the deposit
      referred to in paragraph 3(a) .......... $       7,732,812.48

  (e) The total amount of Certificate Interest on deposit
      in the Interest Funding Account on such Distribution
      Date in respect of the Class A Certificates
      (after giving effect to the deposit referred to in
      paragraph 3(b) ......................... $       6,999,999.99

  (f) The total amount of Certificate Interest on deposit
      in the Interest Funding Account on such Distribution
      Date in respect of the Class B Certificates
      (after giving effect to the deposit referred to in
      paragraph 3(c) ......................... $         732,812.49


4. Investor Charged-Off Amount.
----------------------------------

  (a) The aggregate amount of Receivables charged-off as  uncolle-
      ctible during the  Due  Period   ended in  December 31, 1996
      allocable  to  the  Investor  Certificates   (the  "Investor
      Charged-Off Amount") .................. $        1,683,300.80

  (b) The aggregate amount of Receivables charged-off as  Uncolle-
      ctible during the  Due  Period   ended in  December 31, 1996
      allocable  to  the  Class  A  Certificates    (the  "Class A
      Charged-Off Amount") .................. $        1,530,292.59

  (c) The sum of (i) the aggregate amount of Receivables charged-off as uncollectible during the Due Period ended in December 31, 1996 allocable to the Class B Cert- ficates and (ii) the sum of (a) the positive difference, if any, between the Class B Subordinated Payment and Class B Finance Charge Collections (less Class B Excess Servicing) and (b) the amount by which the Investor Interest for the Class B Certificates is reduced pursuant to subsection 4.03(c) (i)(C)(the "Class B Charged-Off Amount") $ 1,380,705.89

  (d) The  Cumulative  Class  A  Charged-Off  Amount on ..........
      ............ January 15, 1997   ........ $               0.00

  (e) The  Cumulative  Class  B  Charged-Off  Amount on ..........
      ............ January 15, 1997   ........ $               0.00

5. Investor losses; Reimbursement of Charge-Offs.
----------------------------------------------------

  (a) The   amount  of  Class  A  Investor  Loss , as  defined  in
      Section  4.06 (b) of the  Agreement , during the Due  Period
      ended   in   December 31, 1996 ......... $               0.00

  (b) The  amount   of  Class  B  Investor  Loss , as  defined  in
      Section  4.06 (b) of the  Agreement , during the Due  Period
      ended   in   December 31, 1996 ......... $               0.00

  (c) The amount of Class A Investor Loss set forth in Paragraph 5
      (a) above, per $1,000 interest ( which will have the effect of reducing, pro rata, the amount of each Class A Certficate-
      holder's investment) ................... $        0.000000000

  (d) The amount of Class B Investor Loss set forth in Paragraph 5
      (b) above, per $1,000 interest ( which will have the effect of reducing, pro rata, the amount of each Class B Certficate-
      holder's investment) ................... $        0.000000000

  (e) The total amount reimbursed to the Trust in the current month pursuant to Section 4.06 (c) of the Agreement, if any, in respect of Class A Investor Losses in prior months
      ........................................ $               0.00

  (f) The total amount reimbursed to the Trust in the current month pursuant to Section 4.06 (c) of the Agreement, if any, in respect of Class B Investor Losses in prior months
      ........................................ $               0.00

  (g) The amount set forth in paragraph 5 (e) above, per $1,000 interest (which will have the effect of increasing, pro rata, the amount of each Class A Certificateholder's investment)
      ........................................ $        0.000000000

  (h) The amount set forth in paragraph 5 (f) above, per $1,000 interest (which will have the effect of increasing, pro rata, the amount of each Class B Certificateholder's investment)
      ........................................ $        0.000000000

  (i) The  aggregate   amount  of   Class  A  Investor  Losses   in
      the Trust as of  the  end  of the day on   January 15, 1997
      ........................................ $               0.00

  (j) The  aggregate   amount  of   Class  B  Investor  Losses   in
      the Trust as of  the  end  of the day on   January 15, 1997
      ........................................ $               0.00

  (k) The amount set forth in paragraph 5 (i) above , per $1,000 interest (which will have had the effect of reducing , pro
      rata , the  amount   of   Class    A    Certificateholder's
      investment ) ........................... $        0.000000000

  (l) The amount set forth in paragraph 5 (j) above , per $1,000 interest (which will have had the effect of reducing , pro
      rata ,  the  amount   of   Class    B    Certificateholder's
      investment ) ........................... $        0.000000000


6. Investor Servicing Fee.
----------------------------

  (a) The amount of the Class A Monthly Servicing Fee payable by the Trust to the Servicer for the month of December 31, 1996
      ..................................... $            583,321.04

  (b) The amount of the Class B Monthly Servicing Fee payable by the Trust to the Servicer for the month of December 31, 1996
      ..................................... $             58,324.08


7. Available Subordinated Amount.
-------------------------------------

  (a) The  amount  available  to  be  applied   pursuant  to  Sections
      4.03 (c) (i) (B) and (C) of the  Agreement  as  of  the  end  of
      the day   on January 15, 1997   ........ $      35,000,000.00


  (b) The amount set forth in paragraph 7(a) above as a percentage of
      the Class A Interest.  ....................             10.00%


8. Available Class B Credit Enhancement Amount.
-------------------

  (a) The amount available to be drawn under the Class B Credit Enhancement pursuant to Sections 4.03 (c) (i) (G) and (H) of the Agreement as of the end of the day on January 15, 1997
      ........................................ $      26,950,000.00

  (b) The amount set forth in paragraph 8 above as a percentage of the
      Class B Interest.  .......................              77.00%


9. The Pool Factor.
-------------------

    The Pool Factor represents the ratio of the amount of the Class A Invested amount as of the end of the day on January 15, 1997 to the amount of the Class A Invested Amount as of the Closing Date. The amount of a Class A Certificateholder's pro rata share of the Class A Invested Amount can be determined by multiplying the original denomination of the Class A Certificateholder's
    Certificate by the Pool Factor ...........           1.00000000

    The Pool Factor represents the ratio of the amount of the Class B Invested amount as of the end of the day on January 15, 1997 to the amount of the Class B Invested Amount as of the Closing Date. The amount of a Class B Certificateholder's pro rata share of the Class B Invested Amount can be determined by multiplying the original denomination of the Class B Certificateholder's
    Certificate by the Pool Factor ...........           1.00000000


10. The aggregate outstanding balance of Receivables that were delinquent by 30 to 59 days as of the close of business on the last day of the Due Period related to such Distribution
    Date ................................... $        11,014,155.95


11. The aggregate outstanding balance of Receivables that were delinquent by 60 days or more as of the close of business on the last day of the Due Period related to such Distribution
    Date ................................... $        15,674,470.01



             Greenwood Trust Company as Servicer

                                     By: __________________________
                                     Title: Vice President, Director of
                                     Accounting and Treasurer

                  MONTHLY SERVICER CERTIFICATE

                   DISCOVER CARD TRUST 1991 D
                       --------------------------

                           CREDIT CARD

                    PASS-THROUGH CERTIFICATES
                       --------------------------




     The undersigned , a duly authorized representative of Greenwood Trust Company ("Greenwood") , as Servicer pursuant to the Pooling and Servicing Agreement dated as of Oct. 1, 1991 (the "Pooling and Servicing Agreement" ) by and among Greenwood, Discover Receivables Financing Group Inc and Wilmington Trust Company , does hereby certify as follows:



    1. Greenwood is Servicer under the Pooling and Servicing Agreement.

    2. The undersigned is a Servicing Officer.

    3. The aggregate amount of Collections processed
       during the related Due Period was equal to .. $    91,180,799.51

    4. The  aggregate  amount of  Class A  Principal
       Collections  processed by the Servicer during
       the related Due Period is equal to .......... $    61,033,551.87

    5. The aggregate amount  of the Class A  Finance
       Charge  Collections processed by the Servicer
       during the related Due Period is equal to ... $     5,264,007.45

    6. The sum of all amounts payable to the  Class A
       Certificateholders on the current Distribution
       Date is equal to ............................ $             0.00

    7. The  aggregate  amount of  Class B  Principal
       Collections  processed by the Servicer during
       the related Due Period is equal to .......... $     6,102,515.78

    8. The aggregate amount  of the Class B  Finance
       Charge  Collections processed by the Servicer
       during the related Due Period is equal to .. $        526,328.35

    9. The  amount  of  drawings  under  the  Class B
       Credit Enhancement required to be made on  the
       succeeding Drawing Date pursuant to
       (a)  Section 4.03(c)(i)(G) is equal to...... $              0.00
       (b)  Section 4.03(c)(i)(H) is equal to...... $              0.00
       (c)  Section 4.05 is equal to............... $              0.00

   10. The sum of all amounts payable to the Class B
       Certificateholders on the current Distribution
       Date is equal to ........................... $              0.00

   11. The total amount to be deposited in the Principal
       Funding Account on the related Distribution Date
       is equal to ................................ $              0.00

   12. The total amount on deposit in the Principal
       Funding Account  (after giving effect to the
       deposit referred to in Item 11 above) will be
       equal to ................................... $              0.00

   13. The total amount to be deposited in the Interest
       Funding Account on the related Distribution Date
       is equal to ................................ $      2,577,604.16

   14. The total amount on deposit in the Interest
       Funding Account  (after giving effect to the
       deposit referred to in Item 13 above) will be
       equal to ................................... $      7,732,812.48

   15. The Invested Amount as of the end of the current
       Distribution Date .......................... $    385,000,000.00

       (a)  for the Class A Certificateholders will be
            equal to .............................. $    350,000,000.00

       (b)  for the Class B Certificateholders will be
            equal to .............................. $     35,000,000.00

   16. Attached hereto is a true copy of the statement required to be delivered by the Servicer on the date of this Certificate to the Trustee pursuant to section 5.02.


      IN WITNESS WHEREOF , the undersigned has duly executed and delivered this certificate this day of January 15, 1997



                            GREENWOOD TRUST COMPANY, as Servicer

                            By: ______________________________
                            Title: Vice President, Director of
                            Accounting and Treasurer

                             Greenwood Trust Company
                             Cash Collateral Account
                         Monthly Portfolio Status Report
                           Discover Card Trust 1991 D

                      Due Period Ending:              12/31/96

         PORTFOLIO STATUS                             LOSSES & DELINQUENCIES

                                    # of Accounts             Dollars

Ending Total Outstanding              642,334            514,648,813.04

Total Principal Outstanding              n/a             507,368,190.84

Total Finance Charge Outstanding         n/a               7,280,622.20

Aggregate Investor Interest              n/a             385,000,000.00

Delinquencies (90 days or greater)     3,547               9,974,948.09
  % of Ending Total Outstanding          n/a                   1.938205%

Investor Net Charge Offs                 n/a               1,683,300.80
Annualized % of Investor Interest        n/a                   5.246652%

Monthly Principal Payment Rate           n/a                  17.437940%


                                                       PAYMENTS & YIELD

Principal Payments
(Allocable to Investor Interest)                          67,136,067.65

Finance Charges, Annual Fees & Late Fees
(Allocable to Investor Interest)                           5,790,335.80

Annualized Gross Yield to Investor                            18.047800%